AMENDMENT NO. 7 TO MANAGEMENT AGREEMENT

                                     BETWEEN

                            INTEGRAMED AMERICA, INC.

                                       AND

                       FERTILITY CENTERS OF ILLINOIS, S.C.




         THIS AMENDMENT NO. 7 TO MANAGEMENT AGREEMENT ("Amendment No. 7") is dated as of April 1, 2000 by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD") and Fertility Centers of Illinois, S.C., an Illinois medical corporation, with its principal place of business at 3000 North Halsted Street, Suite 509, Chicago, Illinois 69657 ("FCI").



                                    RECITALS:

         INMD and FCI entered into a management agreement dated February 28, 1997, as amended, with an effective date of August 19, 1997 (the "Management Agreement");

         INMD and FCI desire to amend further certain financial terms and conditions of the Management Agreement governing their relationship.

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and as contained in the Management Agreement, INMD and FCI agree as follows:


         1.       Section   2.1.2  is  hereby   deleted  and  the  following  is
substituted therefor, effective January 1, 2000:

                  "2.1.2 Expenses incurred in recruiting additional physicians for FCI, including, but not limited to employment agency fees, travel expenses and relocation costs; and, up to $175,000 for the first 12 months of each new physician's employment to cover such costs as a signing bonus, if any, and salary; provided, however, any such amount must be approved by the Joint Practice Management Board on a case-by-case basis prior to being incurred; and provided, further, "additional physician" shall mean a new physician whose hiring is not to replace a physician who has left P.C. within 12 months prior to the employment of the new physician, but whose hiring increases PC's full-time equivalent ("FTE") physicians to a number greater than PC's FTE physicians for the previous 12 months;"

         2. Section 6.1.4 of the Management Agreement is hereby deleted in its entirety and the following is hereby substituted therefor, effective January 1, 2000:

                  "6.1.4  during  each  year of this  Agreement,  an  Additional
                  Management Fee, paid monthly but reconciled quarterly, in accordance with the following table; and provided further the Additional Management Fee shall not exceed 20% of FCI's Physician and Other Revenues less Cost of Services and the Base Management Fee for any Fiscal Year:

                  Cost of Services plus the Base
                  Management Fee as a % of Revenues    Additional Management Fee
                  ---------------------------------    -------------------------

                        50% and Below                    10 1/2% of Revenues
                        51% to 60%                        9 1/2% of Revenues
                        61% to or more                    8 1/2% of Revenues

         3. All other provisions of the Management Agreement, as amended, not in conflict with this Amendment No. 7 remain in full force and effect.

         4. This Amendment No.7 may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have signed this Amendment No. 7 the date first above written.

INTEGRAMED AMERICA, INC.



By:/s/Gerardo Canet
   ------------------------------
   Gerardo Canet, President & CEO



FERTILITY CENTERS OF ILLINOIS, S.C.



By:/s/Aaron S. Lifchez
   ----------------------------
   Aaron S. Lifchez, President